EXHIBIT 12




                           GENERAL SECURITY AGREEMENT
                           --------------------------


     General Security Agreement dated June 13, 2003, made by BioVest International, Inc. a Delaware corporation ("Debtor") having an office at 8500 Evergreen Blvd., Minneapolis, MN 55433, in favor of each of the parties listed in Exhibit B hereto ( each of whom shall be a "Secured Party").

     Debtor hereby agrees in favor of the Secured Parties as follows:

     1. In consideration for loans made or to be made to BioVest substantially for the benefit of Debtor by the Secured Parties, evidenced by the Promissory Notes of BioVest in the principal amounts set forth on Schedule B hereto, payable to the order of Secured Parties (such notes, as amended, modified, supplemented, replaced or substituted from time to time, being herein referred to as the "Notes"), Debtor hereby grants to the Secured Parties a security interest, pari passu, in the Collateral described in Section 2, to secure the full and prompt payment, performance of the Notes (the "Obligations").

     2. The Collateral is described on Schedule A annexed hereto as part hereof and on any separate schedule(s) identified as Collateral at any time or from time to time furnished by Debtor to the Secured Parties (all of which are hereby deemed part of this Security Agreement).

     3. The term Default as used in this Security Agreement shall mean any event of default, as such term is defined in the Notes.

     4. Upon the occurrence and during the continuance of any Default, Secured Party shall have all rights and remedies of a Secured Party under the UCC.

     5. Provided Secured Party is the prevailing party, Debtor hereby agrees to pay all reasonable out-of-pocket expenses incurred by Secured Party in connection with the enforcement of the Notes or this Security Agreement including, without limitation, the fees and disbursements of counsel to Secured Party.

     6. Debtor shall deliver to Secured Party on the date of execution of this Security Agreement duly executed UCC-1 financing statements with respect to the Collateral. Upon the payment in full or conversion of the Notes and satisfaction of all Obligations in accordance with the Notes, the security interest granted hereby in the Collateral shall terminate and all rights to the Collateral under this Agreement shall revert to Debtor. Upon any such termination, the Secured Party shall execute and deliver UCC -3 financing statement releases or other documents of release reasonably requested by Debtor.

     7. Secured Party may not assign his rights and obligation hereunder.

     8. All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modified, altered, waived, released, terminated or limited except by a written instrument expressly referring to this Security


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Agreement and to such provision,  and executed by the Parties to be charged. The execution and delivery of this Security Agreement has been authorized by the Board of Directors of Debtor and by any necessary vote or consent of stockholders of Debtor. This Security Agreement and all Obligations shall be binding upon the successors and assigns of Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, their executors, administrators, successors, endorsees and assigns. This Security Agreement and the Obligations shall be governed in all respects by the laws of the State of Delaware applicable to contracts executed and to be performed in such state. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Secured Party is authorized to annex hereto any schedules referred to herein. Debtor acknowledges receipt of a copy of this Security Agreement.

     9. The Security Parties rights hereunder and the secured interest if the secured parties hereunder are limited by the Investment Agreement, as amended, which provisions are expressly incorporated herein by reference and made a part hereof. The Secured Party's rights pursuant to this Security Agreement (and the security interest granted hereby) is subordinate in all rights, including the right of payment, to: (i) all existing secured debts of the Company outstanding on the date of execution of this Security Agreement, including but not limited to the security interests listed on Schedule C hereto, and (ii)all future security interests granted from time to time by Debtor if, and only if such future security interest is approved by the designated Representatives of the Secured Parties, who shall be Dr. Christopher Kyriakides and Peter J. Pappas, Sr., up to an aggregate amount of $5,000,000.00 and accrued interest thereon. ("Senior Debt"). Such Senior Debt shall NOT include debt owed to Accentia, Inc. and/or its affiliates . Secured Parties unconditionally agree to execute any documents reasonably requested in writing by Debtor to reflect or carry out the subordination of Secured parties to existing and future Senior Debt. Failure of Secured Parties to execute requested subordination documentation within twenty calendar days of written request shall result in an automatic termination of the security interest created by this Security Agreement and Debtor shall be authorized to immediately file documents reflecting such termination of the Secured Parties security interest in any appropriate jurisdicition. Any existing or future holder of Senior Debt shall be deemed a third party beneficiary of this provision and shall be permitted to rely on this provision, the unconditional agreement of the Secured Parties to subordinate their security interest to Senior Debt and shall have the right to enforce same in their own name.

     10. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, by overnight mail or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

         If to BioVest:    BioVest International, Inc.
                           8500 Evergreen Blvd.
                           Minneapolis, MN 55433
                           Attn:  Dr. Frank O'Donnell


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         With a copy to:   Samuel S. Duffey, Esq.
                           416 Burns Court
                           Sarasota, Florida 34236

         If to Secured Parties:


         With a copy to:   Andreas Zigouras
                           Andrew Alexander Wise & Co.
                           17 State Street
                           New York, New York 10004

     11. Each of the Secured Parties as defined herein has been provided with a copy of this Security Agreement and has signed an acknowledgement (to be attached hereto as Schedule D) signifying their receipt and acceptance of the provisions hereof.


     IN WITNESS WHEREOF, the undersigned has executed or caused this security agreement to be executed in the State of New York on the date first above set forth.



                                      BIOVEST INTERNATIONAL INC.


                                      By______________________________________
                                        David D. Moser, Secretary to the Board



Address of Debtor:

8500 Evergreen Blvd.
Minneapolis MN 55433
                                   SCHEDULE A


     "Collateral" shall mean all of Debtor's right, title and interest in and to all of Debtor's personal property and intangible property (in each case, wherever located and whether now owned or hereafter made, developed or acquired by Debtor): (a) all equipment, computer hardware, machinery, furniture, fixtures, vehicles, trucks, cars, and tangible personal property


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

of Debtor, and all accessions and attachments to or relating to any of the foregoing; (b) all books, records, computer software and other property relating to or referring to any of the foregoing; (c) all patents, trade secrets, know-how, trade names, trade styles, service marks, all other intellectual property rights, all rights associated with the foregoing, and goodwill; (d) all other property of the Debtor; (e) all guaranties or other agreements securing or relating to any of the items referred to in subparagraphs (a)-(d) above, or acquired for the purpose of securing and enforcing any of such items; (f) all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the New York Uniform Commercial Code, including, without limitation, all accounts receivable and other receivables of any kind, and all obligations for the payment of money arising out of the sale of goods, rendition of services or the lease or license by Debtor of its property; and (g) all proceeds and products of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.

     In the event of a Default as defined in the Notes, the Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, in completing production of, advertising for sale, and selling the Collateral and, in connection with the Secured Party's exercise of its rights under this Note, Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit. In the event of a Default, the entire right, title, and interest in and to the following patents will be assigned from Debtor to Secured Party: patent numbers 4,582,875; 4,889,812; 4,894,342; 5,656,421; 5,998,184; 5,416,022; 5,330,915; 5,541,105; 5,631,006;
4,804,628;  4,629,686;  4,650,766;  4,973,558;  5,202,254;  and 6,001,585.  Such
assignment of these patents further includes assignment of any reissue patents, reexamination certificates, foreign counterpart patents, and any other intellectual-property rights based on these patents or on any patents that issue from applications that share a priority claim in whole or with these patents. ; BUT EXCLUDING: (i) the Company's rights in that certain Cooperative Research and Development Agreement for Non-Hodgkin Lymphoma Therapeutic Cancer Vaccine between the Company and the National Cancer Institute (as hereafter amended and supplemented), (ii) and the Company's rights arising from and relating to Non-Hodgkin Lymphoma Therapeutic Cancer Vaccine, and in each case, (x) whether tangible or intangible; (y) all and any proceeds from any sale, lease, license or other disposition thereof, and (z) all proceeds and products thereof).



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                                   Schedule B


Promissory Notes
     Promissory Note in the Amount of          dated




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SCHEDULE C

Note to John & Maria Lignos......$50,000
Note to Fay & Helen Logan.........$50,000


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SCHEDULE D

The undersigned, being "Secured Parties" under this agreement, hereby acknowledge receipt of a copy of this agreement and their acceptance of the terms hereof, and further acknowledge that the security terms contained herein shall supersede and amend any such security terms contained in the Notes secured hereby.



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